EXHIBIT 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2010 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010 of Center Financial Corporation, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Los Angeles, California

August 3, 2011